                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants we hereby consent to the use of our report dated February 13, 1996, relating to the financial statements of Parkway Paging, Inc. (and to all references to our firm) included in or made a part of this 8-K.



/s/ HUTTON, PATTERSON & COMPANY

Hutton, Patterson & Company
Dallas, Texas
September 27, 1996